Exhibit 99.1

CHERRY HILL MORTGAGE INVESTMENT CORPORATION

ANNOUNCES FOURTH QUARTER 2013 RESULTS

– Completed Successful IPO and Concurrent Private Placement Raising Gross Proceeds of $150 Million –

– Acquired Excess MSRs on $20.7 Billion of UPB of Mortgage Loans –

– Acquired $287 Million of Agency RMBS –

– Recorded GAAP Net Income of $21.2 Million –

– Declared Dividend of $0.50 per Share for First Quarter 2014 –

MOORESTOWN, NJ, March 25, 2014 — Cherry Hill Mortgage Investment Corporation (NYSE: CHMI) (“Cherry Hill” or the “Company”), which commenced operations on October 9, 2013, today reported results for the fourth quarter of 2013.

Highlights

•	GAAP net income, for the fourth quarter, of $21.2 million, or $3.14 per diluted weighted average common share outstanding
•	Invested approximately $138 million of capital
•	Acquired two pools of Excess MSRs on mortgage loans with an unpaid principal balance (“UPB”) of approximately $20.7 billion
•	Acquired approximately $287 million of Agency RMBS targeted for favorable prepayment characteristics
•	Declared a first quarter 2014 dividend on March 18, 2014 in the amount of $0.50 per share, resulting in total dividends declared and paid or to be paid of $0.95 per share since completion of the Company’s IPO on October 9, 2013.

Jay Lown, Cherry Hill Mortgage Investment Corporation’s President and Chief Investment Officer, stated, “We are pleased with what we have accomplished at Cherry Hill since our inception. We are in the early stages of a major industry shift in the mortgage marketplace, one that should present significant opportunities for Cherry Hill. We are confident that our capital deployment strategy will, over the long term, generate attractive yields and risk-adjusted returns for our shareholders.”

Operating Results

Cherry Hill reported GAAP net income for the fourth quarter of 2013 of $21.2 million, or $3.14 per diluted weighted average common share outstanding. Cherry Hill’s reported GAAP net income consisted of the following: $4.6 million of net interest income, a realized net loss of $0.5 million on the Agency RMBS portfolio, net realized and unrealized gains on derivatives of $2.8 million, a $15.6 million change in fair value of the Excess MSR portfolio, offset by general and administrative expenses and management fees paid to Cherry Hill’s external manager in the aggregate amount of approximately $1.2 million. Additional detail is provided in the table below.

Three Months Ended December 31, 2013[1]
Income
Interest income	$5,475
Interest expense	867

Net interest income	4,608
Other income (loss)
Realized gain (loss) on Agency RMBS, net	(527)
Realized gain on derivatives, net	59
Unrealized gain (loss) on derivatives, net	2,747
Change in fair value of investments in excess mortgage servicing rights	15,647

Total Income	22,534

Expenses
General and administrative expense	609
Management fee to affiliate	616

Total Expenses	1,225

Net Income (Loss)	21,309

Net income allocated to LTIP-OP Units	(107)

Income Applicable to Common Stockholders	$21,202

Income (Loss) Per Share of Common Stock
Basic	$3.14
Diluted	$3.14
Weighted Average Number of Shares of Common Stock Outstanding
Basic	6,750,100
Diluted	6,750,100

1	Unaudited; from commencement of operations on October 9, 2013

Investment Highlights for the Quarter Ended December 31, 2013

Excess MSR Investments – Invested approximately $99 million, to acquire:

•	An 85% interest in Excess MSRs related to $10.0 billion UPB of fixed rate FHA and VA loans for approximately $61 million.
•	A 50% interest in Excess MSRs related to $10.7 billion UPB of 3/1 ARM VA loans for approximately $38 million.

The $15.6 million increase in the fair value of the Excess MSR pools during the fourth quarter was related, in part, to the difference between the prices at the time the prices were negotiated and the fair value of the Excess MSRs on the acquisition closing date. The purchase prices for the pools were negotiated by Cherry Hill and Freedom Mortgage Corporation in the mid-third quarter of 2013 and the acquisitions closed concurrent with the IPO on October 9, 2013.

Agency RMBS Investment – Acquired approximately $293 million of Agency RMBS, including TBAs, with the following characteristics at year end 2013:

•	Book value of approximately $292 million
•	Carrying value of approximately $287 million
•	Weighted average coupon of 3.77%
•	Weighted average yield of 3.46%
•	Weighted average maturity of 24 years

In order to help mitigate duration risk and interest rate risk associated with the Company’s Agency RMBS, Cherry Hill used interest rate swaps, swaptions, and TBAs. At year end 2013, the Company held a notional amount of interest rate swaps of approximately $172 million, a notional amount of swaptions of approximately $125 million and a net amount of TBAs of approximately $5.5 million.

As of December 31, 2013, Cherry Hill’s GAAP book value was $21.44 per share.

Initial Public Offering and Concurrent Private Placement

On October 9, 2013, the Company completed its initial public offering and concurrent private placement. The Company sold 6,500,000 shares of common stock at $20.00 per share. Concurrent with the closing of the IPO, the Company sold 1,000,000 shares of common stock at $20.00 per share to the Company’s Chairman of the Board, Stanley Middleman. The Company received gross proceeds from the sale of common stock in the IPO and the concurrent private placement of $150 million.

Dividend

On March 18, 2014, the Board of Directors declared a quarterly dividend of $0.50 per share of common stock, for the first quarter of 2014. The dividend will be payable in cash on April 29, 2014 to stockholders of record as of the close of business on April 2, 2014.

Additional Information

An investor presentation with supplemental information regarding Cherry Hill and its business has been posted to the Investor Relations section of Cherry Hill’s website, www.chmireit.com. Cherry Hill will discuss the investor presentation on the conference call referenced below.

Webcast and Conference Call

The Company’s management will host a videocast and conference call on Tuesday, March 25, 2014 at 5:00 P.M. Eastern Time. A copy of this earnings release and the investor presentation referenced above will be posted to the Investor Relations section of Cherry Hill’s website, www.chmireit.com. All interested parties are welcome to participate on the live call. A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.chmireit.com. Please allow extra time prior to the call to visit the site and download any necessary software required to listen to the webcast.

The conference call may be accessed by dialing 1-877-407-0784 (from within the U.S.) or 1-201-689-8560 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Cherry Hill Fourth Quarter 2013 Earnings Call.”

A telephonic replay of the conference call will also be available two hours following the completion of the call through 11:59 P.M. Eastern Time on Saturday, April 19, 2014 by dialing 1-877-870-5176 (from within the U.S.) or 1-858-384-5517 (from outside of the U.S.); please reference access code “13579038.”

About Cherry Hill Mortgage Investment Corporation

Cherry Hill Mortgage Investment Corporation is a real estate finance company that acquires, invests in and manages residential mortgage assets in the United States. Cherry Hill Mortgage Investment Corporation is externally managed and advised by Cherry Hill Mortgage Management, LLC, which is an affiliate of Freedom Mortgage Corporation.

Forward-Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. For example, these forward-looking statements include statements related to the payment of the Company’s quarterly dividend. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-

looking statements, please review the information under the heading “Risk Factors” included in the Company’s registration statement on Form S-11, and other documents filed by the Company with the Securities and Exchange Commission.

Contact:

Investor Relations

(877) 870-7005

InvestorRelations@CHMIreit.com